UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 12, 2010

ALICO, INC.
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(Exact Name of Registrant as Specified in Charter)

FLORIDA
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(State or Other Jurisdiction of Incorporation)

0-261
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(Commission File Number)

59-0906081
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IRS Employer
Identification No.)

POST OFFICE BOX 338,
LA BELLE, FLORIDA
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(Address of Principal Executive Offices)

33975
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(Zip Code)

Registrant's telephone number, including area code: (863) 675-2966

N/A
___________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
__ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATROY ARRANGEMENTS OF CERTAIN OFFICERS
The Company announced yesterday, October 11, 2010,  that its Board of Directors elected Thomas H. McAuley as a Board Member.   Mr. McAuley was formerly the President of Inland Capital Markets Group, Inc., a subsidiary of TIGI, a Chicago real estate and financial services company, a position that he held from 2005 to 2009. From 1995 to 2003, he was Chairman and Chief Executive Officer of IRT Property Company, an Atlanta, Georgia based real estate investment trust traded on the New York Stock Exchange. Prior to this position, he was a regional partner with Faison & Associates, a Charlotte, North Carolina real estate development and management company. He is a licensed real estate broker in Florida, Georgia and South Carolina. He currently serves on the boards of Inland Real Estate Corporation, The Westervelt Company and the Bank of Atlanta.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a)	Financial Statements of Businesses Acquired.

Not applicable.
(b)	Pro Forma Financial Information.

Not applicable.
(c)	Shell Company Transactions.

Not applicable.
(d)	Exhibits.

Exhibit 99.1 – Press release issued October 11, 2010 announcing the election of Thomas H. McAuley to the Alico, Inc. Board of Directors.

ALICO, INC.
(Registrant)

Date: October 12, 2010                                                                                     By: /s/ Scott Whitney
                                                                                                                               Scott Whitney
                                                                                                                               Chief Financial Officer
EXHIBIT INDEX

Exhibit 99.1 – Press release issued October 11, 2010 announcing the election of Thomas H. McAuley to the Alico, Inc. Board of Directors.